EXHIBIT (c)(5)

Discussion Materials regarding Harry, dated February 21, 2003, provided to Parent by
Goldman, Sachs & Co.

(Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

The omitted information has been filed with the Securities and Exchange Commission).

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[LOGO]

Discussion Materials Regarding Harry

Goldman, Sachs & Co.

21 February 2003

Table of Contents

I.	Overview of Harry

II.	Background Information

III.	Preliminary Valuation Overview

Goldman Sachs does not provide accounting, tax or legal advice.  In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Goldman Sachs.

I.      Overview of Harry

Organic Food Industry Overview

Industry Commentary

•                  The organic industry has been achieving strong growth due to a consumer focus on healthy and natural products

•                  October 2002 release of USDA guidelines for labeling agricultural products as “organic” has raised public awareness of organic products

•                  The organic food market is large and growing:  63% of Americans buy organic foods and beverages at least some of the time. 40% of Americans say organic foods will be a bigger part of their diet within one year

•                  Nearly half of all mainstream stores carry organic produce

•                  Over 40% of all organic users are between 36–55 years old. Organic users are 25% more likely to have a bachelor’s or post-graduate degree. Organic users and the general population are moving into closer alignment as organic products move into the mainstream consciousness

Major Natural Foods/Organic Participants

Competitors

Cascadian Farms (General Mills)

Earthbound Farms (Private)

Hain Celestial (Public)

Organic Valley (Private)

Silk (Dean Foods)

Stonyfield Farm (Danone)

Distributors/Retailers

Tree of Life (Wessanen)

United Natural Foods

Whole Foods

Wild Oats

U.S. Organic Sales

[CHART]

Source:  News, publications, and Harry management presentation.

Company Overview

Company Background

•                  Founded in 1991 in Boulder, Colorado by Mark Retzloff and Paul Repetto.  Reincorporated in Delaware in 1997 and went public on July 2, 1998 at $11 per share

•                  The leading brand of certified organic fluid milk in the U.S.

•                  The Company has retail distribution in the United States, United Kingdom, and Japan

•                  In Jan. 2002, Harry formed a strategic partnership with Dairy Crest, the UK’s largest dairy company, providing a platform to add milk to the Rachel’s Organic line of butter and yogurt sold in the UK

•                  Through a recent partnership, products are now sold in 2,500 Starbucks stores (yogurt and dairy-based beverages)

•                  Distributed to retailers through natural food distributors and dairy distributors and directly to supermarket chains

•                  Harry brand products are sold in over 15,000 conventional supermarkets and natural food stores in every state in the U.S.

2002E Revenue Breakdown – Total $188mm

[CHART]

Management

Name	Age	Title
Charles F. Marcy	51	President, Chief Executive Officer and Director
Thomas P Briggs	53	Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary
Don J. Gaidano	53	Managing Director, UK
Stephen J. Jacobson	58	Vice President, Operations
John M. Haydock	44	Vice President, Sales
Kevin R. O’Rell	50	Vice President, Quality Assurance and Research and Development

Board of Directors

Name	Age	Biography/Affiliations
Thomas D. McCloskey(1),(2)	55	Chairman of the Board
Charles F. Marcy(1),(2)	51	President, Chief Executive Officer
Michelle P. Goolsby(3)	44	General Counsel of Dean Foods
G. Irwin Gordon(4)	51	Formerly President and COO of Suiza
Cynthia T. Jamison	42	Partner at Tatum CFO Parnters
Clark R. Mandigo, II(3),(4)	58	Chairman of the Board of Lone Star
Kathryn A. Paul(2)	55	President of Delta Dental Plan of Colorado
Paul B. Repetto	65	Formerly Vice President, Operations
Mark A. Retzloff(2)	53	Harry Co-Founder, CEO of Rudi’s Bakery
Richard L. Robinson(3),(4)	72	Chairman of Robinson Dairy

.Source:  Public filings, David Management

(1)  Member of the Executive Committee.

(2)  Member of the Governance Committee.

(3)  Member of the Compensation Committee.

(4)  Member of the Audit Committee.

Product Portfolio

[GRAPHIC]

	Organic Milk		Organic Butter		Organic Yogurt		Organic Juice		Organic Cheese		Other
2002E Domestic Sales	$106	mm	$10	mm	$10	mm	$8	mm	$6	mm	$10	mm
Grocery ACV	60%		23%		14%		9%		8%		NA
Grocery Market Share	64		61		14		79		50		NA
Natural Foods Market Share	43		50		16		42		48		NA
Category Rank	#1		#1		#2		#1		#1		NA

Products/Flavors

•      Aseptic Milk

•      Regular

•      Vanilla

•      Strawberry

•     Chocolate

•      Eggnog

•      Half and Half

•      Milk

•      Whole

•      2%

•      1%

•      Fat Free

•      Whipping Cream

•      Salted

•      Unsalted

•      Apricot Mango

•     Berry Blend

•     Blueberry

•     Blueberry Cream

•     Café Au Lait

•     Cappuccino

•     Cherry

•     Mixed Berry

•     Orange/Pineapple

•     Peach

•     Plain

•     Strawberry

•     Strawberry/Banana

•     Raspberry

•     Vanilla

•     Grapefruit

•     Lemonade

•     Organic

•      Regular

•      Strawberry

•     Orange

•      Organic

•      Regular

•     Orange Carrot

•     Pineapple

Orange

•     Raspberry

Lime

•     Cheddar

•     Cream Cheese

•     Colby

•     Cottage Cheese

•     Mexican Shred

•     Monterey Jack

•     Mozzarella

•     Parmesan

•     Eggs

•     Fruit Jels

•     Strawberry

•     Cherry

•      Orange

•     Pudding

•     Vanilla

•     Chocolate

•     Blend

•      Sour Cream

Source:  Harry management presentation, excluding International.

Stock Price Performance Since IPO

[CHART]

Forward P/E Multiple

[CHART]

Relative Stock Price Performance

6 Months

[CHART]

1 Year

[CHART]

3 Years

[CHART]

Since IPO (02-Jul-1998)

[CHART]

Relative Stock Price Performance

Harry/David

[CHART]

Shares Traded at Various Prices

	Weighted Average Price	Shares Traded as a% of Total Shares Outstanding
3 Months	$14.05	21.7%
6 Months	14.79	43.6
1 Year	15.56	107.3
3 Years	11.46	330.7

3 Months

[CHART]

6 Months

[CHART]

1 Year

[CHART]

3 Years

[CHART]

Ownership Profile

Owner Name	Style	Shares Held	% of Total
John Hancock Financial Services, Inc.	Core Value	606,000	5.9%
Dimensional Fund Advisors, Inc.	Index	296,100	2.9%
AIM Management Group, Inc.	Momentum	238,700	2.3%
Barclays Bank Plc	Index	199,601	1.9%
Putnam Investment Management	Core Growth	183,850	1.8%
Bjurman, Barry & Associates	Agg. Growth	181,900	1.8%
AGF World Companies Fund	Mutual Fund	173,369	1.7%
Allianz Dresdner Asset Management	-	162,100	1.6%
Inverness Counsel, Inc.	Core Growth	136,620	1.3%
CWH Associates	Hedge Fund	133,095	1.3%
Vanguard Group, Inc.	Index	95,551	0.9%
I.G. Investment Mgmt, Ltd.	GARP	92,460	0.9%
IG AGF International Equity Fund	Mutual Fund	92,460	0.9%
Rothschild Asset Mgmt Ltd.(UK)	Core Value	91,833	0.9%
State Street Corporation	Index	90,041	0.9%
Munder Capital Management	Core Growth	80,000	0.8%
Bank Sarasin & Cie	Core Growth	52,000	0.5%
T. Rowe Price Associates, Inc.	GARP	50,300	0.5%
Oppenheimerfunds Inc.	GARP	47,000	0.5%
UBS Global Asset Mgmt (Switzerland)	Core Value	43,800	0.4%

Top 20 Institutions		3,046,780	29.7%
Other Institutions		578,496	5.6%
Total Institutions		3,625,276	35.3%

David		1,338,000	13.0%
Insiders(1)		1,923,203	18.7%
Retail Ownership		3,375,721	32.9%
Total Shares Outstanding		10,262,200	100.0%

Ownership by Investor Class

[CHART]

Institutional Ownership by Investor Style

[CHART]

Source:  Prism institutional Ownership as of 31-Sep-2002 and 14-May-2002 Proxy.

(1)   Options exercisable within 60 days excluded from this calculation; includes shares held by the McCloskey 1998 GRAT.

Research Analyst Estimates

Harry

Broker	Rating	Date of Stock Price Target	12-Month Stock Price Target	2003E	2004E	5- Year EPS Growth
A.G. Edwards	Buy	NA	NA	$0.41	$0.49	NA
Adams, Harkness & Hill	Buy	6-Feb-2003	18.00	0.42	0.51	30.0%
McDonald Investments	Hold	NA	NA	0.40	NA	20.0%
RBC Capital Mkt.	Outperform	6-Feb-2003	18.00	0.42	0.50	27.5%
Thomas Weisel	Attractive	6-Nov-2002	18.00	0.40	0.47	20.0%
U.S. Bancorp	Outperform	6-Feb-2003	19.00	0.42	NA	19.0%

Median			$18.00	$0.42	$0.50	20.0%

Source: IBES, Wall Street Research. EPS estimates as of 19-Feb-2003.

II.      Background Information

Background Information

*

*  Indicates confidential text omitted and filed separately with the Securities and Exchange Commission.

Background Information

*

*  Indicates confidential text omitted and filed separately with the Securities and Exchange Commission.

III.   Preliminary Valuation Overview

Common Stock Comparison

	Closing Price 02/19/03	% of 52 Week High	Equity Market Cap(1)	Enterprise Value(1)	Enterprise Value Multiples (2)						Calendarized				5-Year EPS CAGR (2)	2004 PE/5-Year EPS CAGR				Dividend Yield
					Sales		EBITDA		EBIT		P/E Multiples (2)							LTM Margins (1)
Company					LTM		LTM		LTM		2003		2004					EBITDA	EBIT
Harry	$13.24	71%	$141	$181	1.0	x	17.6	x	28.0	x	31.9	x	26.7	x	20.0%	1.3	x	5.5%	3.4%	0.0%
David (3)	42.41	100	4,105	7,199	0.8		8.4		10.5		13.6		12.4		9.1	1.4		9.5	7.6	0.0

American Italian Pasta	42.13	81	793	1,047	2.8		12.3		16.3		15.9		13.9		16.5	0.8		22.8	17.3	0.0
Flowers Foods	25.64	98	787	1,027	0.6		8.3		18.6		19.4		14.0		9.0	1.6		7.5	3.4	0.2
Hain Celestial	15.39	69	517	527	1.3		15.0		19.4		16.1		13.5		15.0	0.9		8.7	6.7	0.0
J.M. Smucker (4)	35.02	84	1,764	1,800	1.4		7.1		9.0		15.8		14.7		8.5	1.7		19.6	15.4	2.3
Lance	10.55	64	307	349	0.6		5.1		8.5		16.2		14.6		7.0	2.1		12.0	7.2	6.1
McCormick & Company (5)	22.50	84	3,229	3,773	1.6		9.7		11.8		15.6		14.1		11.0	1.3		16.7	13.8	2.0
Vermont Pure	4.05	76	86	137	1.9		10.0		15.0		22.5		NA		35.0	NA		19.2	12.7	0.0

	High	100%	$4,105	$7,199	2.8	x	17.6	x	28.0	x	31.9	x	26.7	x	35.0%	2.1	x	22.8%	17.3%	6.1%
	Mean	81%	$1,303	$1,782	1.3	x	10.4	x	15.2	x	18.6	x	15.5	x	14.6%	1.4	x	13.5%	9.7%	1.2%
	Median	81%	$787	$1,027	1.3	x	9.7	x	15.0	x	16.1	x	14.1	x	11.0%	1.3	x	12.0%	7.6%	0.0%
	Low	64%	$86	$137	0.6	x	5.1	x	8.5	x	13.6	x	12.4	x	7.0%	0.8	x	5.5%	3.4%	0.0%

(1)       Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

(2)       Sources: LTM numbers are based upon the latest publicly available financial statements. All projected sales, EBITDA, EBIT, and EPS estimates have been calendarized.  Projected sales, EBITDA, EBIT, and EPS source: IBES median estimates.

(3)       EBIT and EBITDA include equity earnings in unconsolidated affiliates. Not pro forma for the acquisition of White Wave and Marie’s.

(4)       Pro forma for acquisition of Jif & Crisco.

(5)       EBIT and EBITDA include equity earnings in unconsolidated affiliates.

Selected Comparable Transactions

			Ent. Value	LTM Multiples			LTM Margins
Date	Acquiror	Target	($mm)	Sales	EBITDA	EBIT	EBITDA	EBIT
Dec-02	Hain Celestial	Imagine Foods	54	0.8	NA	NA	NA	NA
Aug-02	Nestlé (1)	Chef America	2,600	3.9	14.5	NA	26.8%	NA
Jun-02	Nestlé	Dreyer’s	2,973	2.0	38.4	70.3	5.2%	2.8%
May-02	Dean Foods	White Wave (64%)	189	2.4	NA	NA	NA	NA
Feb-02	Nestlé	Northern Foods’ Ski and Munch Bunch yogurt brands	206	1.9	NA	13.2	NA	14.3%
Dec-01	Nestlé	Haagen-Dazs (Pillsbury) (50%)	641	1.8	NA	NA	NA	NA
Oct-01	Danone (2)	Stonyfield Farm (40%)	50-75	1.9	34.8	NA	NA	NA
Oct-01	Coca-Cola	Odwalla	181.0	1.4	15.5	NA	9.0%	NA
Aug-01	Heinz	Delimex (Fenway) (3)	200-250	1.3-1.6	NA	NA	NA	NA
Jan-01	Campbell	Several of Unilever’s European Soup & Sauce Businesses	920	2.2	11.2	17.7	19.6%	12.4%
Oct-00	PepsiCo	South Beach Beverage	370	2.2	NA	NA	NA	NA
Sep-00	Cadbury Schweppes	Snapple	1,450	1.8	12.6	NA	14.3%	NA
Apr-00	Unilever	Slim-Fast Foods (4)	2,300	3.8	17.3	18.4	21.8%	20.5%
Apr-00	Unilever	Ben & Jerry’s	326	1.4	14.5	24.4	9.3%	5.5%
Mar-00	Hain Food	Celestial Seasonings	384	3.3	18.8	22.5	17.6%	14.7%
Feb-00	Nestlé	PowerBar	375	2.8	NA	NA	NA	NA
Jan-00	Kraft	Boca Burger	100	2.5	NA	NA	NA	NA
Jan-00	Kraft	Balance Bar (5)	266	2.7	30.4	32.2	8.9%	8.4%
Oct-99	Worthington	Kellogg	305	2.0	17.3	NA	11.6%	NA
Aug-99	Procter & Gamble	Iams Company (6)	2,300	2.9	17.8	26.1	16.1%	11.0%
Nov-98	Danone	AquaPenn Spring Water	111	1.9	15.3	NA	12.4%	NA
Sep-97	Suiza Foods	Morningstar	963	1.7	14.6	18.9	11.4%	8.8%
Oct-96	Morningstar	Presto Foods	117	0.8	7.9	10.2	10.4%	8.0%

Mean				2.2	18.7	25.4	13.9%	10.6%
Median				2.0	15.5	20.7	12.0%	9.9%

(1)          Backing out the tax shield from the 338(h)(10) election implies Sales and EBITDA multiples of 3.0x and 11.2x.

(2)          Purchase of the 40% stake with a call option to raise Danone’s ownership to 75% by 2004. Terms of transaction were not disclosed but the Wall Street Journal article of 5-Oct-2001 valued the transaction at between $50mm and $75mm. Multiples based on Adams, Harkness and Hill research.

(3)          Terms of transaction were not disclosed but the Daily Deal article of 3-Aug-2001 valued the transaction at between $200mm and $250mm. Annual 2000 sales approximately $159mm.

(4)          Backing out the $560mm tax shield from the 338(h)(10) election implies Sales, EBITDA and EBIT multiples of 2.8x, 13.1x and 13.9x, respectively.

(5)          LTM to 9/30/1999. H&Q research reports an EBITDA multiple of 24x but does not specify a time period for measurement. This multiple may overstate EBITDA based on a H&Q sales estimate for FY1999 that exceeds target’s actual reported sales.

(6)          Backing out the $400mm tax shield from the 338(h)(10) election implies Sales, EBITDA and EBIT multiples of 2.4x, 14.7x and 21.6x, respectively.

Analysis at Various Prices

Includes David’s existing stake in Harry (1.3mm shares at cost of $11/share)

Stock price as of 19 February 2003 ($)			$13.24

Premium to Market Price			0.0%		20.8%		36.0%		51.1%		66.2%
Purchase Price Per Share ($)			13.24		16.00		18.00		20.00		22.00
David Blended Purchase Price Per Share			11.93		14.30		16.05		17.82		19.59

Equity Consideration - Basic ($) (a)			132.9		157.5		175.3		193.2		211.0
Equity Consideration - Options (b)			4.4		7.0		9.3		11.8		14.3
Equity Consideration - Diluted ($) (a)(b)			137.3		164.5		184.7		205.0		225.3
Net Debt (c)			25.4		25.4		25.4		25.4		25.4
Enterprise Value (c)			162.7		189.9		210.1		230.4		250.8

Enterprise Value / Sales (d)	FY 2002A	187.9	0.9	x	1.0	x	1.1	x	1.2	x	1.3	x
	FY 2003E	242.6	0.7		0.8		0.9		0.9		1.0
	FY 2004E	331.4	0.5		0.6		0.6		0.7		0.8

Enterprise Value / EBITDA (d)	Normalized FY 2002A	8.4	19.4	x	22.7	x	25.1	x	27.5	x	29.9	x
	Reported 2002A	10.2	16.0		18.7		20.7		22.7		24.7
	FY 2003E	4.2	39.1		45.6		50.4		55.3		60.2
	FY 2004E	18.5	8.8		10.2		11.3		12.4		13.5

Enterprise Value / EBIT (d)	Normalized FY 2002A	6.2	26.1	x	30.5	x	33.7	x	37.0	x	40.2	x
	Reported 2002A	6.5	25.2		29.4		32.5		35.7		38.8
	FY 2003E	2.0	80.5		93.9		103.9		113.9		124.0
	FY 2004E	16.4	9.9		11.6		12.8		14.1		15.3

(a)          Assumes 10.3 million basic shares outstanding, as of 31 December 2002, including 1.3 million owned by Dean Foods puchased for $11.00 per share.

(b)         Assumes 1.2 million options outstanding.

(c)          Assumes debt of $40.8 million, as of 31 December 2002 and fees of $5.0 million, net of cash of $1.4 million and $19 million in net proceeds from the sale of dairy farm assets.

(d)         Based on David estimates. Assumes slotting fees of $8.2m in 2003 and $1.5m in 2004.

Summary Accretion/Dilution Analysis

Premium	0%	21%	36%	51%	66%
Share Price (for remaining 86.9%)	$13.24	$16.00	$18.00	$20.00	$22.00
Equity Value	$137.3	$164.5	$184.7	$205.0	$225.3
Enterprise Value	162.7	189.9	210.1	230.4	250.8
Enterprise Value Multiple of 2002E EBITDA	19.4	x	22.7	x	25.1	x	27.5	x	29.9	x

100% Stock
2003E David EPS	$3.13	$3.13	$3.13	$3.13	$3.13
2003E Pro Forma EPS	3.05	3.03	3.02	3.01	3.00
2003E Accretion/(Dilution)	(2.3)%	(2.9)%	(3.3)%	(3.7)%	(4.1)%
2003E Pre-Tax Synergies to Breakeven	$13.0	$16.2	$18.5	$20.9	$23.3

2004E David EPS	$3.43	$3.43	$3.43	$3.43	$3.43
2004E Pro Forma EPS	3.43	3.41	3.39	3.38	3.37
2004E Accretion/(Dilution)	(0.1)%	(0.6)%	(1.0)%	(1.5)%	(1.9)%
2004E Pre-Tax Synergies to Breakeven	$0.5	$4.0	$6.6	$9.2	$11.8

100% Cash
2003E David EPS	$3.13	$3.13	$3.13	$3.13	$3.13
2003E Pro Forma EPS	3.09	3.08	3.07	3.07	3.06
2003E Accretion/(Dilution)	(1.1)%	(1.4)%	(1.6)%	(1.9)%	(2.1)%
2003E Pre-Tax Synergies to Breakeven	$6.0	$7.7	$8.9	$10.1	$11.3

2004E David EPS	$3.43	$3.43	$3.43	$3.43	$3.43
2004E Pro Forma EPS	3.47	3.47	3.46	3.45	3.44
2004E Accretion/(Dilution)	1.3%	1.0%	0.8%	0.6%	0.4%
2004E Pre-Tax Synergies to Breakeven	$(7.9)	$(6.3)	$(5.0)	$(3.8)	$(2.6)

50% Stock, 50% Cash
2003E David EPS	$3.13	$3.13	$3.13	$3.13	$3.13
2003E Pro Forma EPS	3.07	3.06	3.05	3.04	3.03
2003E Accretion/(Dilution)	(1.7)%	(2.2)%	(2.5)%	(2.8)%	(3.1)%
2003E Pre-Tax Synergies to Breakeven	$9.5	$11.9	$13.7	$15.5	$17.3

2004E David EPS	$3.43	$3.43	$3.43	$3.43	$3.43
2004E Pro Forma EPS	3.45	3.44	3.43	3.42	3.40
2004E Accretion/(Dilution)	0.6%	0.2%	(0.1)%	(0.4)%	(0.7)%
2004E Pre-Tax Synergies to Breakeven	$(3.7)	$(1.1)	$0.8	$2.7	$(4.6)

Key Assumptions for Accretion/Dilution Summary

•                  Stock prices as of 19-Feb-2003

•                  David IBES EPS estimates of $3.13 for 2003 and $3.43 for 2004

•                  Harry EPS estimates of $0.09 for 2003 and $0.87 for 2004 based on David management projections

•                  David currently owns 13% of Harry’s basic shares outstanding

•                  Accretion/dilution calculations exclude synergies

•                  Tax rate of 37% for David and 39% for Harry

•                  David cost of debt of 6.0%

•                  Cash portion of consideration financed through incremental borrowing

•                  No allocation of excess purchase price to intangibles

•                  Assumes $5.0m of transaction costs

Discounted Cash Flow Analysis

Approximately $0.60 per share of incremental value for every $1mm of pre-tax cost synergies

Financial Sensitivities

Equity Value ($) (a)

	Terminal Multiple of 2007E EBITDA
Discount Rate	8.0 x	9.0 x	10.0 x	11.0 x
10.0%	168.4	187.7	207.1	226.5
9.5%	172.4	192.2	212.0	231.8
9.0%	176.6	196.8	217.1	237.4
8.5%	180.9	201.6	222.3	243.1
8.0%	185.2	206.5	227.7	248.9

Equity Value Per Share ($) (a)(b)

	Terminal Multiple of 2007E EBITDA
Discount Rate	8.0 x	9.0 x	10.0 x	11.0 x
10.0%	14.64	16.32	18.00	19.68
9.5%	14.99	16.71	18.43	20.15
9.0%	15.35	17.11	18.87	20.63
8.5%	15.72	17.52	19.33	21.13
8.0%	16.10	17.95	19.79	21.64

Business Sensitivities

Equity Value ($) (a)(c)

	Change in Sales Growth
Change in EBIT Margin	(4.0)%	(2.0)%	0.0%	2.0%	4.0%
(2.0)%	111.1	121.2	132.0	143.5	155.8
(1.0)%	143.3	156.0	169.5	184.0	199.4
0.0%	175.5	190.8	207.1	224.5	243.1
1.0%	207.7	225.5	244.6	265.0	286.7
2.0%	239.8	260.3	282.2	305.5	330.4

Equity Value Per Share ($) (a)(b)(c)

	Change in Sales Growth
Change in EBIT Margin	(4.0)%	(2.0)%	0.0%	2.0%	4.0%
(2.0)%	9.66	10.54	11.47	12.47	13.54
(1.0)%	12.46	13.56	14.74	15.99	17.34
0.0%	15.25	16.58	18.00	19.52	21.13
1.0%	18.05	19.60	21.26	23.04	24.92
2.0%	20.85	22.63	24.53	26.56	28.72

Note: Projections per David Management as of 7 February 2003. Free cash flow discounted, assuming mid-year convention, to end of December 2002. Terminal value calculated as of fiscal year 2007.

(a)       Net debt adjusted for $19m of proceeds from farm sale, $5m of fees and tax benefit resulting from cash-out of non-qualified stock options. 10.3 million basic shares outstanding as of 31 December 2002.

(b)       Assumes fully diluted shares of 11.5m.

(c)        Assumes a 10.0% discount rate and a 10.0x EBITDA terminal multiple.